Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of ProVantage Health Services,
Inc, on Form S-8 of our report dated March 12, 1999
(June 21, 1999 as to the effects of matters discussed in Note K to the financial statements), appearing in the Registration Statement of ProVantage Health
Services, Inc. dated June 24, 1999.


/s/  Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin

August 17, 1999